Exhibit 99.1


               DRI Corporation Announces CEO Interview
                  With WALL STREET REPORTER Magazine

     Interview Slated Aug. 7 at Approximately 4:30 p.m. (Eastern)


    DALLAS--(BUSINESS WIRE)--Aug. 7, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that David L. Turney, the Company's Chairman, President, and Chief Executive Officer, will be interviewed by WALL STREET REPORTER magazine on Aug. 7, 2007, at approximately 4:30 p.m. (Eastern).

    During the interview, Mr. Turney will discuss federal funding for surface mass transit and transit security, and what that funding could potentially mean to the Company. An audio webcast of the interview will be available for 48 hours via www.wallstreetreporter.com.

    "As I mentioned at our Annual Meeting of Shareholders and in recent press releases, we are increasing our focus on educating investors about the Company. We believe that DRI is uniquely positioned in the global Intelligent Transportation Systems market and in the U.S. Homeland Security market for surface mass transit systems. The Company's products address environmental, mobility and security issues, as well as help improve the quality of life -- matters at the very heart of what affects us every day," Mr. Turney said.

    UPCOMING IR CONFERENCES

    -- RedChip Small-Cap Investor Conference, Aug. 16-17, 2007, Waldorf Astoria, New York - The Company's conference presentation is slated on Aug. 17 at 10:30 a.m. (Eastern). The conference is open to investment bankers, fund managers, institutional and accredited investors, research analysts, and high net worth individuals. However, investors from all over the world will be able to see and hear conference presenters in real time at www.redchip.com.

    -- Arch Investment Conference, Sept. 20, 2007, San Francisco - The conference is open to the financial community. An audio webcast will be available via www.vcall.com and www.investrend.com. For more information, visit www.archconferences.com.

    --  EQUITIES Magazine Transatlantic Conference, Oct. 1, 2007,
        London Stock Exchange, London - This conference is open to the financial community. An audio webcast will be available via www.equitiesmagazine.com.

    For more information about DRI's planned financial and transit industry conferences, review the "Calendar of Events" section within Company's Web site, www.digrec.com.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the Company's belief that it is uniquely positioned in the global Intelligent Transportation Systems market and in the U.S. Homeland Security market, as well as any statement, express or implied, concerning future events or expectations that use words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc. These forward looking statements are subject to risks and uncertainties including risks that we may not achieve the market position in the global Intelligent Transportation Systems and Homeland Security Markets, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business, as those risk factors are updated by our subsequent quarterly reports on Form 10-Q. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com